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[RBC LOGO]



                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

REDDING BANCORP, PARENT COMPANY OF REDDING BANK OF COMMERCE
ANNOUNCES SECOND QUARTER OPERATING RESULTS


REDDING, CALIFORNIA, JULY 17, 2002/ PRNEWSWIRE-- Redding Bancorp (OTCBB: RDDB), a $331.2 million financial services holding company, and parent company of Redding Bank of Commerce today announced operating results for the second quarter 2002.

Redding Bancorp's net income for the second quarter 2002 was $847,000 or $0.30 per diluted share, a decrease of 12.9% compared to $972,000 or $0.33 per diluted share for the second quarter 2001. Redding Bancorp's net income for the six-month period ended June 30, 2002 was $1,588,000 or $0.56 per diluted share compared to $2,103,000 or $0.70 per diluted share for the same six-month period in 2001.

The net effect of the increase in volume of earning assets and decrease in yield on earning assets, resulted in an increase of $66,000 (1.2%) in net interest income for the six-month period ended June 30, 2002 over the same period in 2001. Net interest margin decreased 64 basis points to 3.96% from 4.60% for the same period a year ago. Yields on earning assets dropped to 6.10% compared with 8.40% a year ago. Funding costs dropped to 2.55% compared with 4.62% a year ago. Per plan, the increased volume of earning assets has mitigated some of the effect of the 4.75% rate reduction occurring during 2001.

The Company continues to experience exceptional growth in assets; $12.5 million or 3.9% since December 31, 2001. The focus has been centered on increasing loan volumes to mitigate the low interest rate environment while maintaining exceptional asset quality. As per plan, the growth has been funded by reallocating investments and federal funds sold into higher yielding loan products. Loans have grown $21.7 million during the second quarter or 9.4% and $35.9 million or 16.6% since December 31, 2001. Loan growth is funded by sales of investment securities; federal funds sold and increases in deposit balances.

During the quarter the Roseville Bank of Commerce, a division of Redding Bank of Commerce held its grand opening reception at the new location of 1504 Eureka Road, Suite 100, Roseville California. Two new producers were recruited to assist in the growth goals in the Roseville market.

The Redding market has began an aggressive marketing program focused on increasing the deposit market share of the Company. Deposits have increased $19.9 million or 7.3% during the second quarter, and $12.9 million or 4.6% year-to-date.

The Company's consolidated liquidity position remains adequate to meet future contingencies. At June 30, 2002, the Company's liquidity ratio was 18.4% of total assets. Per plan, Investment securities and federal funds sold have been reinvested in loan production improving overall yield.



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The Company develops liquidity through deposit growth, maturities and repayments of loans and investments, net interest income, fee income and access to borrowing lines. Loan growth has outpaced deposit growth during the quarter, as anticipated, as deposit relationships take longer to transition into the bank. During the second quarter, the Company purchased $5.0 million in brokered deposits with a six-month maturity to fund loan growth.

Anchored to loan growth is the underwriting quality within the loan portfolio. The Company's most significant management accounting estimate is the appropriate level for the allowance for loan losses. The Company follows a methodology for calculating the appropriate level for the allowance for loan losses. Provision for loan losses of $190,000 were provided for the six months ended June 30, 2002 compared with $307,000 for the same period of 2001.

Redding Bancorp's allowance for loan losses was 1.31% of total loans at June 30, 2002 and 1.36% at June 30, 2001, while its ratio of non-performing assets to total assets was 0.00% at June 30, 2002, compared to 0.11% at June 30, 2001. Year-to-date net charge-offs of $20,969 compare favorably to net charge-offs of $475,000 in the same period last year. All other internal measurements of credit quality reflect an improvement in total portfolio credit quality.

Non-interest income decreased $226,000 (33.0%) for the quarter over June 2001 and $515,000 (36.4%) over the prior year to date. Service charge income increased $21,000 (38.2%) for the quarter over June 2001 and $42,000 (39.6%) over the prior year reflective of deposit growth.

Merchant bankcard processing services are highly regulated by credit card associations such as Visa. In order to participate in the credit card program, Redding Bank of Commerce must comply with the credit card association's rules and regulations that may change from time to time. During November 1999, Visa adopted several rule changes to reduce the risk profile in high-risk acquiring programs and these rule changes affect the Bank's Merchant Services business segment. These changes include a requirement that an acquiring processor's reported fraud ratios be no greater than three times the national average.

Redding Bank of Commerce's overall fraud ratio met and complied with the Visa requirement. Other Visa changes announced included the requirement that total processing volume in certain high-risk categories (as defined by Visa) is less than 20% of total processing volume.

Credit card income is significantly reduced both at the quarter and year-to-date reflective of new contract pricing that took effect on May 1, 2001 and the effect of Visa limitations of processing related to capital.

The new contract pricing is a reduction in fee pricing to two basis points from
13.5 basis points. Quarterly earnings were $102,000 compared with $245,000 representing at 58.4% decrease over the same quarterly period in 2001. Earnings for the six-month period were $209,000 compared with $719,000 representing a 70.9% decrease over the same six-month period in 2001.

Management is pursuing various strategies to offset the decline in revenues, including the expansion of the Roseville Bank of Commerce, aggressive loan growth in both markets, and a recently expanded mortgage division.

Non-interest expense increased $288,000 (16.8%) for the quarter over June 2001 and $513,000 (15.2%) over the prior year to date, primarily due to increases in staffing and occupancy.

Salaries and benefits have increased $222,000 (24.7%) for the quarter over June 2001 and $275,000 (14.7%) over the prior year reflective of additions to staff to support the Roseville market and volume increases. Occupancy expense has increased $66,000 (23.8%) for the quarter over June 2001 and $194,000 (38.6%) over the prior year to date. The increase is reflective of the expansion and relocation of the Roseville Bank of Commerce to 1504 Eureka Road, Suite 100 Roseville, California. All other expenses show modest increases over prior periods.



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KEY PERFORMANCE RATIOS

Redding Bancorp's return on average equity was 12.94% for the quarter ended June 30, 2002 versus 15.43% for the year ended 12/31/01. Return on average assets was
1.05 percent, compared to 1.49% at December 31, 2001 and 1.60% at June 30, 2001. Efficiency ratio for the quarter was 59.43% compared to 62.96% in the prior quarter and 52.52% a year ago.

Redding Bancorp, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce and Roseville Bank of Commerce, a division of Redding Bank of Commerce. The Company is a federally insured California banking corporation and opened on October 22, 1982. The Company operates two full-service banking offices of Redding Bank of Commerce in Redding, California and one full-service banking office of Roseville Bank of Commerce, a division of the bank in Roseville and a focused-service banking office Citrus Heights, California.


This quarterly press release includes forward-looking information, which is subject to the "safe harbor" created by the Securities Act of 1933, and Securities Act of 1934. The forward-looking statements (which involve the Company's plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

- Competitive pressure in the banking industry and changes in the regulatory environment.

- Changes in the interest rate environment and volatility of rate sensitive deposits.

- The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company's loans.

- Credit quality deteriorates which could cause an increase in the provision for loan losses.

-   Losses in the Company's merchant credit card processing business.

-   Asset/Liability matching risks and liquidity risks.

-   Changes in the securities markets.

For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 under the heading "Risk factors that may affect results". Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



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                                 REDDING BANCORP
                       QUARTERLY FINANCIAL CONDITION DATA
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)


                              FOR THE QUARTER ENDED

                                              June 30,         March 31,           Dec 31,           Sept 30,           June 30,
                                                2002             2002               2001               2001               2001
                                             ---------         ---------          ---------          ---------          ---------
CONSOLIDATED BALANCE  SHEETS

Assets:
Cash and due from banks                      $  25,414         $  17,881          $  15,528          $  14,809          $  13,425
Federal funds sold                               7,500            13,930             25,430             23,400             15,630
Securities available-for-sale                   28,084            34,640             40,898             43,368             38,515
Securities held to maturity                      3,394             3,707              4,117              4,524              5,054
Loans, net of allowance for loan losses        252,586           230,892            216,696            215,658            203,048
Bank premises and equipment, net                 5,370             5,391              5,339              5,343              5,422
Other assets                                     8,837            10,899             10,678              8,366              8,429
                                             ---------         ---------          ---------          ---------          ---------
TOTAL ASSETS                                 $ 331,185         $ 317,340          $ 318,686          $ 315,468          $ 289,523
                                             =========         =========          =========          =========          =========
Liabilities:
Demand - noninterest bearing                 $  51,102         $  44,830          $  44,526          $  39,807          $  26,079
Demand - interest bearing                       83,873            73,409             69,892             61,716             50,523
Savings                                         17,615            18,065             17,034             17,146             15,766
Certificates of deposit                        141,727           138,081            149,984            156,777            155,882
                                             ---------         ---------          ---------          ---------          ---------
                 Total Deposits                294,317           274,385            281,436            275,446            248,250

Securities sold under agreement
   to repurchase                                 4,947            11,867              6,780              6,563              6,425
Other liabilities                                3,395             3,293              3,231              3,721              4,728
                                             ---------         ---------          ---------          ---------          ---------
        Total Liabilities                      302,659           289,545            291,447            285,730            259,403

Stockholders' Equity:
Common Stock                                     8,820             8,851              8,850              9,010              9,247
Retained Earnings                               19,552            19,042             18,397             20,101             20,764
Accumulated other comprehensive
   income (loss), net                              154               (98)                (8)               627                109
                                             ---------         ---------          ---------          ---------          ---------
    Total stockholders' equity                  28,526            27,795             27,239             29,738             30,120
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $ 331,185         $ 317,340          $ 318,686          $ 315,468          $ 289,523
                                             =========         =========          =========          =========          =========


CONDENSED CONSOLIDATED
STATEMENTS OF INCOME

Interest Income:
Net interest income                          $   3,044         $   2,616          $   2,768          $   2,828          $   2,738
Provision (credit) for loan losses                 125                65                  0                (52)               149
                                             ---------         ---------          ---------          ---------          ---------
Net interest income after
   provision for loan losses                     2,919             2,551              2,768              2,880              2,589

Noninterest Income:
Service Charges                                     76                72                 63                 53                 55
Credit Card service income, net                    102               107                101                120                245
Other Income                                       277               265                274                339                284
Net gain (loss) on sale of securities
   available for sale                                3                (1)               457                  0                100
                                             ---------         ---------          ---------          ---------          ---------
Total noninterest income                           458               443                895                512                684

Noninterest Expense:
Salaries and related benefits                    1,120             1,022              1,013              1,068                898
Net occupancy and equipment expense                343               353                306                309                277
Data processing and professional fees              111               120                128                145                150
Other expenses                                     433               390                453                342                394
                                             ---------         ---------          ---------          ---------          ---------
Total noninterest expense                        2,007             1,885              1,900              1,864              1,719

Income before taxes                              1,370             1,109              1,763              1,528              1,554
Provision for income taxes                         523               368                588                532                582
                                             ---------         ---------          ---------          ---------          ---------
Net Income                                   $     847         $     741          $   1,175          $     996          $     972
                                             =========         =========          =========          =========          =========



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                              FOR THE QUARTER ENDED


KEY FINANCIAL INFORMATION              JUNE 30,           MARCH 31,           DEC 31,           SEPT 30,             JUNE 30,
(UNAUDITED)                              2002               2002               2001               2001                2001
---------------------------------   --------------      -------------      -------------      --------------      -------------
Net interest income                   $     3,044        $     2,616        $     2,768        $     2,828         $     2,738
Provision for loan losses                     125                 65                  0                (52)                149
Noninterest income                            458                443                895                512                 684
Noninterest expense                         2,007              1,885              1,900              1,864               1,719
Net income                                    847                741              1,175                996                 972

Net earnings per share- basic         $      0.32        $      0.27        $      0.43        $      0.36         $      0.35
Net earnings per share- diluted       $      0.30        $      0.26        $      0.41        $      0.33         $      0.33
Dividends per share                   $      0.00        $      0.00        $      0.65        $      0.00         $      0.00
Net Interest Margin                          4.20%              3.72%              3.81%              4.40%               4.60%

Average Equity                        $    26,174        $    26,437        $    26,401        $    28,145         $    28,126
Return on Average Equity                    12.94%             11.21%             17.80%             14.16%              13.82%
Average Assets                            321,803            310,739            316,317        $   276,601         $   263,406
Return on Average Assets                     1.05%              0.95%              1.49%              1.44%               1.48%
Efficiency Ratio                            59.43%             62.96%             51.87%             54.95%              52.52%


Total Assets                          $   331,185        $   317,340        $   318,686        $   315,468         $   289,523
Loans Receivable, net of allowances   $   252,586        $   230,892        $   216,696        $   215,658         $   203,048
Deposits                              $   294,317        $   274,385        $   281,436        $   275,446         $   248,250
Shareholder's Equity                  $    28,526        $    27,795        $    27,239        $    29,738         $    30,120
Total shares outstanding                    2,684              2,698              2,703              2,757               2,835
Book Value per share                  $     10.63        $     10.30        $     10.08        $     10.79         $     10.63

Loan to deposit ratio                       85.82%             85.33%             78.13%             79.45%              81.79%
Non-performing assets to total
assets                                       0.00%              0.11%              0.14%              0.33%               0.11%
Non-performing loans to total
loans                                        0.00%              0.00%              0.21%              0.01%               0.02%
Allowance for loans losses to
total loans                                  1.31%              1.38%              1.45%              1.46%               1.36%

Leverage capital                             8.87%              8.88%              9.38%             10.41%              11.39%
Tier 1 risk based capital                   10.23%             10.79%             11.08%             11.50%              12.89%
Total risk based capital                    11.48%             12.04%             12.33%             12.75%              14.09%
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